     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997



                                                      Registration No. 333-31449

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                CVS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     05-0494040
       (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
        INCORPORATION OR ORGANIZATION)

                            ------------------------
                                 ONE CVS DRIVE
                         WOONSOCKET, RHODE ISLAND 02895
                                 (401) 765-1500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               CHARLES C. CONAWAY
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                CVS CORPORATION
                                 ONE CVS DRIVE
                         WOONSOCKET, RHODE ISLAND 02895
                                 (401) 765-1500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

  DEANNA L. KIRKPATRICK, ESQ.       ALISA M. SINGER, ESQ.         MORTON A. PIERCE, ESQ.
     DAVIS POLK & WARDWELL      ROSENBERG & LIEBENTRITT, P.C.        DEWEY BALLANTINE
     450 LEXINGTON AVENUE          2 NORTH RIVERSIDE PLAZA      1301 AVENUE OF THE AMERICAS
   NEW YORK, NEW YORK 10017              SUITE 1600              NEW YORK, NEW YORK 10019
        (212) 450-4000             CHICAGO, ILLINOIS 60606            (212) 259-8000
                                       (312) 466-3196

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the Offering. All of such expenses except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated:


      Securities and Exchange Commission registration fee...................  $255,965
      Blue sky fees and expenses............................................     5,000
      NASD filing fee.......................................................    30,500
      Printing expense......................................................   100,000
      Accounting fees and expenses..........................................    80,000
      Legal fees and expenses...............................................   200,000(1)
      Miscellaneous.........................................................    28,535
                                                                              --------
           Total............................................................  $700,000
                                                                              ========


---------------

(1) $50,000 of which will be paid by the Selling Stockholders.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Exculpation. Section 102(b)(7) of the Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

     The CVS Charter limits the personal liability of a director to CVS and its stockholders for monetary damages for a breach of fiduciary duty as a director to the fullest extent permitted by law.

     Indemnification. Section 145 of the Delaware Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The CVS Charter provides for indemnification of directors and officers of CVS against liability they may incur in their capacities as such to the fullest extent permitted under the Delaware Law.

     Insurance. CVS has in effect Directors and Officers Liability Insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. This insurance was purchased in layers from National Union Fire Insurance Company of Pittsburgh, Pennsylvania; Federal Insurance Company of Warren,

New Jersey; Royal Indemnity Company of Charlotte, North Carolina; Columbia Casualty Insurance Company of Chicago, Illinois; St. Paul Surplus Lines Company of St. Paul, Minnesota; and Reliance Insurance Company of Philadelphia, Pennsylvania. The pension trust liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.

     Revco Directors and Officers. The Merger Agreement provides that CVS will cause Revco and its Subsidiaries to indemnify (including the payment of reasonable fees and expenses of legal counsel) the current or former directors or officers of Revco to the fullest extent permitted by law for damages and liabilities arising out of facts and circumstances occurring at or prior to the Merger. The Merger Agreement also provides that for a period of six years after the Merger CVS will cause to be maintained in effect Revco's existing policies of directors' and officers' liability insurance as in effect on February 6, 1997 (provided that CVS may substitute policies with reputable and financially sound carriers having at least the same coverage and amounts and containing terms and conditions that are no less advantageous) with respect to facts or circumstances occurring at or prior to the Merger; provided that if the annual premium for such insurance during such six-year period exceeds 200% of the annual premiums paid by Revco as of February 6, 1997 for such insurance (such 200% amount, the "Maximum Premium") then CVS will cause Revco to provide the most advantageous directors' and officers' insurance coverage then available for an annual premium equal to the Maximum Premium.

ITEM 16.  EXHIBITS

     See index to exhibits at E-1.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Pursuant to the requirements of the Securities Act of 1933, CVS Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woonsocket, state of Rhode Island, on July 23, 1997.


                                            CVS CORPORATION

                                                   /s/ CHARLES C. CONAWAY
                                            By:.................................
                                                     CHARLES C. CONAWAY
                                                EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                SIGNATURE                               TITLE                        DATE
------------------------------------------  ------------------------------    ------------------

          STANLEY P. GOLDSTEIN*             Chairman of the Board, Chief           July 23, 1997
 ........................................     Executive Officer and
           STANLEY P. GOLDSTEIN               Director (Principal
                                              Executive Officer)

          /s/ CHARLES C. CONAWAY            Executive Vice President and           July 23, 1997
 ........................................     Chief Financial Officer
            CHARLES C. CONAWAY                (Principal Financial and
                                              Accounting Officer)

           ALLAN J. BLOOSTEIN*              Director                               July 23, 1997
 ........................................
            ALLAN J. BLOOSTEIN

             W. DON CORNWELL*               Director                               July 23, 1997
 ........................................
             W. DON CORNWELL

            THOMAS P. GERRITY*              Director                               July 23, 1997
 ........................................
            THOMAS P. GERRITY

            WILLIAM H. JOYCE*               Director                               July 23, 1997
 ........................................
             WILLIAM H. JOYCE

           TERRY R. LAUTENBACH*             Director                               July 23, 1997
 ........................................
           TERRY R. LAUTENBACH
             TERRENCE MURRAY*               Director                               July 23, 1997
 ........................................
             TERRENCE MURRAY

           SHELI Z. ROSENBERG*              Director                               July 23, 1997
 ........................................
            SHELI Z. ROSENBERG

             THOMAS M. RYAN*                Vice Chairman of the Board,            July 23, 1997
 ........................................     Chief Operating Officer and
              THOMAS M. RYAN                  Director

           IVAN G. SEIDENBERG*              Director                               July 23, 1997
 ........................................
            IVAN G. SEIDENBERG

         PATRICIA CARRY STEWART*            Director                               July 23, 1997
 ........................................
          PATRICIA CARRY STEWART

                SIGNATURE                               TITLE                        DATE
------------------------------------------  ------------------------------    ------------------
            THOMAS O. THORSEN*              Director                               July 23, 1997
 ........................................
            THOMAS O. THORSEN

         M. CABELL WOODWARD, JR.*           Director                               July 23, 1997
 ........................................
         M. CABELL WOODWARD, JR.

       *By: /s/ CHARLES C. CONAWAY
  .............................. ......
            CHARLES C. CONAWAY
             Attorney-in-Fact

                               INDEX TO EXHIBITS


  EXHIBIT NO.                               DESCRIPTION
  -----------    ------------------------------------------------------------------
       1.1       Agreement and Plan of Merger dated as of February 6, 1997, as amended on March 19, 1997, among the Registrant, Revco D.S., Inc., and North Acquisition Corp. (incorporated by reference to Annex A of the Joint Proxy Statement/Prospectus contained in Amendment No.
                 1 to the Registration Statement No. 333-24163 dated April 17,
                 1997)
       1.2       Form of Underwriting Agreement
       3.1       Amended and Restated Certificate of Incorporation of the
                 Registrant (incorporated by reference to Exhibit 3.1 to the
                 Registrant's Annual Report on Form 10-K (the "CVS 1996 Form 10-K")
                 for the year ended December 31, 1996).
       3.2       By-Laws of CVS Corporation (incorporated by reference to Exhibit
                 3.2 to the CVS 1996 Form 10-K)
       4.1       Specimen Common Stock certificate (incorporated by reference to
                 Exhibit 4-1 to the Registrant's Registration Statement on Form 8-B
                 dated November 4, 1996)
       4.2++     Registration Rights Agreement dated as of May 29, 1997
       4.3++     Letter Agreement under the Registration Rights Agreement dated
                 June 24, 1997
       5.1       Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered
      23.1++     Consent of KPMG Peat Marwick LLP
      23.2++     Consent of Arthur Andersen LLP
      23.3       Consent of Davis Polk & Wardwell (contained in the Opinion of
                 Counsel filed as Exhibit 5.1 hereto)
      24.1++     Power of Attorney


---------------

++ Previously filed.